UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
_____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 2, 2024
_____________________
KORE Group Holdings, Inc.
(Exact name of registrant as specified in its charter)
_____________________

Delaware	001-40856	86-3078783
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3 Ravinia Drive NE, Suite 500
Atlanta, GA 30346
877-710-5673

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

_____________________

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	KORE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Bruce Gordon as Executive Vice President and Chief Operating Officer

On July 8, 2024, KORE Group Holdings, Inc. (the “Company”) announced that Bruce Gordon was appointed to the newly created role of Executive Vice President & Chief Operating Officer.

Mr. Gordon, age 69, has served as Executive Chairman to GeoDigital, a provider of 3D services and geospatial intelligence software, since January 2021, where he also served as Chief Executive officer from June 2016 to December 2020. He has also held senior roles at USHR, Pegasus PTY LTD, Infor and Descartes Systems Group. Mr. Gordon has a B.Sc. degree in Computer Information Systems.

There are no arrangements or understandings between Mr. Gordon and any other person pursuant to which he was selected to serve as an officer of the Company. There are also no family relationships between Mr. Gordon and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Employment Agreement and Compensation Arrangements

In connection with his appointment, Mr. Gordon, the Company and KORE Wireless Group, Inc. entered into an employment agreement dated as of July 2, 2024 (the “Employment Agreement”).

The Employment Agreement provides for provides for an initial term of five (5) years, and thereafter automatically extends for successive additional one (1) year terms unless either the Company or Mr. Gordon affirmatively gives notice that they do not wish to renew the agreement. Pursuant to the Employment Agreement, Mr. Gordon is entitled to a salary of $300,000. Mr. Gordon’s salary will be reviewed annually by the Company’s Board of Directors (the “Board”) solely for upward adjustment at the Board’s discretion. The Employment Agreement also provides that Mr. Gordon is eligible to earn an annual bonus, with a target bonus opportunity of 75% of his base salary. Mr. Gordon is entitled to receive severance payments and benefits upon a qualifying termination of his employment by the Company without Cause (as defined in the Employment Agreement) or by Mr. Gordon for Good Reason (as defined in the Employment Agreement) consisting of the following, in addition to accrued benefits: (i) any annual bonus earned but unpaid with respect to the Company’s fiscal year ending on or preceding the date of termination (the “Prior Year Bonus”), (ii) payment of base salary in effect immediately preceding the date of termination (or, if greater, his base salary in effect immediately preceding a material reduction in his then current base salary, for which he has terminated his employment for Good Reason) equal to 12 months (the “Severance Period”), payable in accordance with the established payroll practices of the Company; (iii) a prorated annual bonus for the fiscal year in which the termination occurs, calculated based on actual achievement and paid at the same time annual bonuses are generally paid to other executives for the relevant year (the “Prorated Bonus”), (iv) continuation of any health care (medical, dental and vision) plan coverage provided to him and his dependents during the Severance Period (provided that such continued coverage will terminate in the event he becomes eligible for coverage under another employer’s plans), and (v) all unvested equity or equity-based awards in the Company or its affiliates that vest solely based on passage of time will automatically vest.

If Mr. Gordon’s employment terminates by reason of his or her death, in addition to any accrued benefits, his estate is entitled to receive payment of any Prior Year Bonus and the Prorated Bonus, as well as any benefits to which he is entitled by law.

Any severance benefits or payments payable to Mr. Gordon under the Employment Agreement are subject to his execution of a release of claims.

Pursuant to the Employment Agreement, while employed by the Company (or any subsidiary or affiliate of the Company) and during the 24-month period following termination, Mr. Gordon is subject to non-competition and non-solicitation of customers and employees covenants, as well as perpetual confidentiality.

The foregoing descriptions of the material terms of the Employment Agreements are not complete and are qualified in their entirety by reference to the full text of the Employment Agreement attached hereto as Exhibit 10.1.

Mr. Gordon is eligible to receive a restricted stock unit award with respect to 100,000 shares of common stock of the Company (the “RSUs”). The RSU award is a material inducement for Mr. Gordon’s employment with the Company. The RSUs were granted by the Compensation Committee of the Board in reliance on the employment inducement exemption under the NYSE’s Listed Company Manual Rule 303A.08. The RSUs were granted outside of the KORE Group Holdings, Inc. 2021 Long-Term Stock Incentive Plan (the “Plan”) (but will be governed by the terms of the Plan as if they were issued under the Plan) pursuant to RSU award agreements between the Company and Mr. Gordon (the “Award Agreements”). 10,000 RSUs shall vest on the first anniversary of the grant date, 27,500 RSUs shall vest on the second anniversary of the grant date, 27,500 RSUs shall vest on the third anniversary of the grant date, and 35,000 RSUs shall vest on the fourth anniversary of the grant date, subject to Gordon’s continuous employment or service to the Company through the applicable vesting date.

Mr. Gordon also received a long-term cash award, with a potential aggregate payment of $200,000 (the “Gordon Cash Award”). One-half of the Gordon Cash Award (the “Gordon Time-Vesting Cash Award”) shall vest and become payable in three equal installments on the three following anniversaries of the grant date, subject to the continued employment of Mr. Gordon by the Company (or any successor thereof) from the grant date through the applicable vesting date; provided, however, that the Gordon Time-Vesting Cash Award shall vest and become payable in the event of a termination without Cause (as defined in Mr. Gordon’s employment agreement) or Mr. Gordon resigns for Good Reason (as defined in Mr. Gordon’s employment agreement). One-half of the Gordon Cash Award shall vest and become payable based upon the Company’s achievement of specified corporate performance metrics during the applicable performance periods, subject to the continued employment of Mr. Gordon by the Company (or any successor thereof) from the grant date through the applicable performance vesting date.

Item 7.01.    Regulation FD Disclosure.

On July 8, 2024, the Company issued a press release announcing the appointment described in this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth under this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employee Agreement by and among KORE Group Holdings, Inc., KORE Wireless Group Inc. and Bruce William Gordon, dated July 2, 2024
99.1	Press Release dated July 8, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORE Group Holdings, Inc.

Date: July 8, 2024	By:	/s/ Jack W. Kennedy Jr.
	Name:	Jack W. Kennedy Jr.
	Title:	Executive Vice President, Chief Legal Officer, and Secretary